                                ENERGYSOUTH, INC.
                           CONSOLIDATING BALANCE SHEET
                              AT DECEMBER 31, 2000
                                   (UNAUDITED)
                             (Dollars in thousands)

                                    EXHIBIT A


                                                                                            ENERGYSOUTH        SOUTHERN GAS
ACCOUNT DESCRIPTION                                     ENERGYSOUTH         MOBILE GAS        SERVICES         TRANSMISSION
                                                        -----------         ----------      -----------        ------------
Assets

Current Assets:
  Cash and Cash Equivalents                               $ 1,163              $ 279             $ 249              $ 18
  Temporary Investments
  Receivables:
    Gas                                                                       14,005                                 190
    Unbilled Revenue                                                           7,474
    Merchandise                                                                3,053
    Other                                                  12,786              1,933                39
    Dividend
    Less Allowance for Doubtful Accounts                                      (1,071)
  Materials, Supplies, and Mdse (at average cost)                              2,244
  Gas Stored Underground (at average cost)                                       455
  Deferred Income Taxes                                                        2,658
  Prepayments                                                                  1,335                                   -
                                                         --------          ---------           -------           -------
    Total Current Assets                                   13,949             32,365               288               208
                                                         --------          ---------           -------           -------
Property, Plant & Equipment:
  Property, Plant & Equipment                                  --            147,381               131             3,485
  Less Accumulated Depreciation and Amortization                              49,827                18               763
                                                         --------          ---------           -------           -------
    Property, Plant & Equipment - Net                          --             97,554               113             2,722
  Construction Work in Progress                                                2,010
                                                         --------          ---------           -------           -------
    Total Property, Plant & Equipment                          --             99,564               113             2,722
                                                         --------          ---------           -------           -------
Other Assets:
  Investment in Mobile Gas Service Corporation             51,765                 --
  Investment in MGS Energy Services, Inc.                   1,288                 --
  Investment in MGS Storage Services, Inc.                 14,460                 --
  Investment in MGS Marketing Services, Inc.                  114                 --
  Investment in Partnerships                                                      --             1,488
  Regulatory Assets                                                              410
  Merchandise Receivables Due After One Year                                   5,670
  Prepaids                                                                        91
  Deferred Charges                                                               643                 1                --
                                                         --------          ---------           -------           -------
    Total Other Assets                                     67,627              6,814             1,489                --
                                                         --------          ---------           -------           -------
        Total Assets                                     $ 81,576          $ 138,743           $ 1,890           $ 2,930
                                                         ========          =========           =======           =======


                                                                     BAY GAS
ACCOUNT DESCRIPTION                             MGS STORAGE          STORAGE        MGS MARKETING
                                                ------------        ---------       -------------
Assets

Current Assets:
  Cash and Cash Equivalents                        $     40          $    603            $    --
  Temporary Investments                                                34,560
  Receivables:
    Gas                                                                   471              1,709
    Unbilled Revenue
    Merchandise
    Other                                             1,559               412
    Dividend
    Less Allowance for Doubtful Accounts
  Materials, Supplies, and Mdse (at average cost)
  Gas Stored Underground (at average cost)
  Deferred Income Taxes
  Prepayments                                                             138
                                                   --------          --------            -------

    Total Current Assets                              1,599            36,184              1,709
                                                   --------          --------            -------

Property, Plant & Equipment:
  Property, Plant & Equipment                            --            38,972                 --
  Less Accumulated Depreciation and Amortization                        5,621
                                                   --------          --------            -------
    Property, Plant & Equipment - Net                    --            33,351                 --

  Construction Work in Progress                                         3,230
                                                   --------          --------            -------

    Total Property, Plant & Equipment                    --            36,581                 --
                                                   --------          --------            -------

Other Assets:
  Investment in Mobile Gas Service Corporation
  Investment in MGS Energy Services, Inc.
  Investment in MGS Storage Services, Inc.
  Investment in MGS Marketing Services, Inc.
  Investment in Partnerships                         16,775
  Regulatory Assets
  Merchandise Receivables Due After One Year
  Prepaids                                                              1,086
  Deferred Charges                                                         93
                                                   --------          --------            -------

    Total Other Assets                               16,775             1,179                 --
                                                   --------          --------            -------

        Total Assets                               $ 18,374          $ 73,944            $ 1,709
                                                   ========          ========            =======



                                                                                           CONSOLIDATED
ACCOUNT DESCRIPTION                                        TOTAL          ELIMINATION          TOTAL
                                                          -------         -----------      ------------
Assets

Current Assets:
  Cash and Cash Equivalents                             $   2,352                            $   2,352
  Temporary Investments                                    34,560                               34,560
  Receivables:
    Gas                                                    16,375                               16,375
    Unbilled Revenue                                        7,474                                7,474
    Merchandise                                             3,053                                3,053
    Other                                                  16,729            (15,770)              959
    Dividend                                                   --                                   --
    Less Allowance for Doubtful Accounts                   (1,071)                              (1,071)
  Materials, Supplies, and Mdse (at average cost)           2,244                                2,244
  Gas Stored Underground (at average cost)                    455                                  455
  Deferred Income Taxes                                     2,658                                2,658
  Prepayments                                               1,473                                1,473
                                                        ---------         ----------         ---------
    Total Current Assets                                   86,302            (15,770)           70,532
                                                        ---------         ----------         ---------

Property, Plant & Equipment:
  Property, Plant & Equipment                             189,969                 --           189,969
  Less Accumulated Depreciation and Amortization           56,229                               56,229
                                                        ---------         ----------         ---------
    Property, Plant & Equipment - Net                     133,740                 --           133,740
  Construction Work in Progress                             5,240                                5,240
                                                        ---------         ----------         ---------
    Total Property, Plant & Equipment                     138,980                 --           138,980
                                                        ---------         ----------         ---------
Other Assets:
  Investment in Mobile Gas Service Corporation             51,765            (51,765)               --
  Investment in MGS Energy Services, Inc.                   1,288             (1,288)               --
  Investment in MGS Storage Services, Inc.                 14,460            (14,460)               --
  Investment in MGS Marketing Services, Inc.                  114               (114)               --
  Investment in Partnerships                               18,263            (18,263)               --
  Regulatory Assets                                           410                                  410
  Merchandise Receivables Due After One Year                5,670                                5,670
  Prepaids                                                  1,177                                1,177
  Deferred Charges                                            737                                  737
                                                        ---------         ----------         ---------
    Total Other Assets                                     93,884            (85,890)            7,994
                                                        ---------         ----------         ---------
        Total Assets                                    $ 319,166         $ (101,660)        $ 217,506
                                                        =========         ==========         =========

                                ENERGYSOUTH, INC.
                           CONSOLIDATING BALANCE SHEET
                              AT DECEMBER 31, 2000
                                   (UNAUDITED)
                             (Dollars in thousands)

                                    EXHIBIT A


                                                                           ENERGYSOUTH   SOUTHERN GAS                    BAY GAS
ACCOUNT DESCRIPTION                              ENERGYSOUTH  MOBILE GAS     SERVICES    TRANSMISSION    MGS STORAGE     STORAGE
                                                 -----------  ----------   -----------   ------------    -----------     --------
Capitalization and Liabilities

Current Liabilities:
  Current Maturities of Long-Term Debt             $     --     $  1,846    $     --       $     --       $     --       $     --
  Notes Payable                                      10,573           --          --             --              8             --
  Accounts Payable                                      414       24,416         214             --            230            214
  Dividends Declared                                  1,229           --
  Customer Deposits                                                1,466
  Taxes Accrued                                          34        5,616         120             13             17             84
  Interest Accrued                                       61        1,300                                                      168
  Deferred Purchased Gas Adjustment                                3,705
  Other Liabilities                                      91        1,092                                                       17
                                                   --------     --------    --------       --------       --------       --------
      Total Current Liabilities                      12,402       39,441         334             13            255            483
                                                   --------     --------    --------       --------       --------       --------

Other Liabilities:
  Other Liabilities                                     599          978
  Accrued Pension Cost                                               666
  Accrued Postretirement Benefit Cost                                913
  Deferred Income Taxes                                (221)       8,869         268                         3,659
  Deferred Investment Tax Credits                                    360          --                            --
                                                   --------     --------    --------       --------       --------       --------

      Total Other Liabilities                           378       11,786         268             --          3,659             --
                                                   --------     --------    --------       --------       --------       --------

      Total Liabilities                              12,780       51,227         602             13          3,914            483
                                                   --------     --------    --------       --------       --------       --------

Capitalization:
  Stockholders' Equity                                   49           --           1             --             --             --
  Capital in Excess of Par Value                     19,082       17,965                                    10,490
  Partner's Capital                                                                             785                        11,995
  Retained Earnings                                  49,665       33,800       1,287          2,132          3,970          6,466
                                                   --------     --------    --------       --------       --------       --------
    Total Stockholders' Equity                       68,796       51,765       1,288          2,917         14,460         18,461
Minority Interest
Long-Term Debt (Less Current Maturities)                          35,751                         --             --         55,000
                                                   --------     --------    --------       --------       --------       --------
      Total Capitalization                           68,796       87,516       1,288          2,917         14,460         73,461
                                                   --------     --------    --------       --------       --------       --------
        Total Capitalization and Liabilities       $ 81,576     $138,743    $  1,890       $  2,930       $ 18,374       $ 73,944
                                                   ========     ========    ========       ========       ========       ========

                                                                                                   CONSOLIDATED
ACCOUNT DESCRIPTION                            MGS MARKETING         TOTAL         ELIMINATION         TOTAL
                                               -------------       ---------       -----------     ------------
Capitalization and Liabilities

Current Liabilities:
  Current Maturities of Long-Term Debt             $      --       $   1,846        $      --        $   1,846
  Notes Payable                                                       10,581               (8)          10,573
  Accounts Payable                                     1,568          27,056          (15,763)          11,293
  Dividends Declared                                                   1,229                             1,229
  Customer Deposits                                                    1,466                             1,466
  Taxes Accrued                                           27           5,911                             5,911
  Interest Accrued                                                     1,529                             1,529
  Deferred Purchased Gas Adjustment                                    3,705                             3,705
  Other Liabilities                                                    1,200                             1,200
                                                   ---------       ---------        ---------        ---------
      Total Current Liabilities                        1,595          54,523          (15,771)          38,752
                                                   ---------       ---------        ---------        ---------

Other Liabilities:
  Other Liabilities                                                    1,577                             1,577
  Accrued Pension Cost                                                   666                               666
  Accrued Postretirement Benefit Cost                                    913                               913
  Deferred Income Taxes                                               12,575                            12,575
  Deferred Investment Tax Credits                                        360                               360
                                                   ---------       ---------        ---------        ---------
      Total Other Liabilities                             --          16,091               --           16,091
                                                   ---------       ---------        ---------        ---------
      Total Liabilities                                1,595          70,614          (15,771)          54,843
                                                   ---------       ---------        ---------        ---------
Capitalization:
  Stockholders' Equity                                    --              50               (1)              49
  Capital in Excess of Par Value                                      47,537          (28,455)          19,082
  Partner's Capital                                                   12,780          (12,780)              --
  Retained Earnings                                      114          97,434          (47,769)          49,665
                                                   ---------       ---------        ---------        ---------
    Total Stockholders' Equity                           114         157,801          (89,005)          68,796
Minority Interest                                                                       3,116            3,116
Long-Term Debt (Less Current Maturities)                              90,751                            90,751
                                                   ---------       ---------        ---------        ---------
      Total Capitalization                               114         248,552          (85,889)         162,663
                                                   ---------       ---------        ---------        ---------
        Total Capitalization and Liabilities       $   1,709       $ 319,166        $(101,660)       $ 217,506
                                                   =========       =========        =========        =========

                                ENERGYSOUTH, INC.
                         CONSOLIDATING INCOME STATEMENT
                       AND STATEMENT OF RETAINED EARNINGS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000
                                   (UNAUDITED)
                             (Dollars in thousands)

                                    EXHIBIT A

                                                                                     ENERGYSOUTH  SOUTHERN GAS
ACCOUNT DESCRIPTION                                   ENERGYSOUTH     MOBILE GAS      SERVICES    TRANSMISSION     MGS STORAGE
                                                      -----------     ----------     -----------  ------------     -----------
Operating Revenues
 Gas Revenues                                           $     --       $ 78,714       $     --       $    890       $     --
 Merchandise Sales                                                        3,007             --
 Other                                                       618          1,217            281
                                                        --------       --------       --------       --------       --------
    Total Operating Revenues                                 618         82,938            281            890             --
                                                        --------       --------       --------       --------       --------
Operating Expenses
 Cost of Gas                                                             36,032
 Cost of Merchandise                                                      2,372
 Operations                                                  616         19,334            269             36             --
 Depreciation                                                             5,649             15             87
 Taxes, Other Than Income Taxes                                           5,938              6             25             --
                                                        --------       --------       --------       --------       --------
    Total Operating Expenses                                 616         69,325            290            148             --
                                                        --------       --------       --------       --------       --------

Operating Income                                               2         13,613             (9)           742             --
                                                        --------       --------       --------       --------       --------

Other Income and (Expense)
 Interest Expense                                           (260)        (3,555)            --             --             --
 Allowance for Borrowed Funds Used
  During Construction                                                        96
 Interest Income                                             261            274             --              2             --
 Income From Subsidiaries/Partnerships                     7,415          1,934            744                         3,695
   Less Minority Interest                                                                 (365)            --           (457)
                                                        --------       --------       --------       --------       --------
    Total Other Income (Expense)                           7,416         (1,251)           379              2          3,238
                                                        --------       --------       --------       --------       --------

Income Before Income Taxes                                 7,418         12,362            370            744          3,238
                                                        --------       --------       --------       --------       --------

 Income Taxes                                                  3          3,881            135             --          1,222
                                                        --------       --------       --------       --------       --------
Income Before Extraordinary Loss                           7,415          8,481            235            744          2,016

Extraordinary Loss on Early Extinguishment of Debt
  (Net of Income tax benefit of $808)                                        --             --             --         (1,423)
                                                        --------       --------       --------       --------       --------
Net Income                                              $  7,415       $  8,481       $    235       $    744       $    593

Retained Earnings at December 31, 1999                    47,086         45,522          1,502          2,297          3,377
Merger/Acquisition of Subsidiaries                                      (15,803)
Dividends Paid/Capital Distributions                      (4,836)        (4,400)          (450)          (909)
                                                        --------       --------       --------       --------       --------
Retained Earnings at December 31, 2000                  $ 49,665       $ 33,800       $  1,287       $  2,132       $  3,970
                                                        ========       ========       ========       ========       ========

                                                         BAY GAS                                                      CONSOLIDATED
ACCOUNT DESCRIPTION                                      STORAGE      MGS MARKETING       TOTAL       ELIMINATION         TOTAL
                                                        ---------     -------------     ---------     ------------    ------------
Operating Revenues
 Gas Revenues                                           $   7,496       $      --       $  87,100       $  (4,217)      $  82,883
 Merchandise Sales                                                                          3,007                           3,007
 Other                                                                         58           2,174            (719)          1,455
                                                        ---------       ---------       ---------       ---------       ---------
    Total Operating Revenues                                7,496              58          92,281          (4,936)         87,345
                                                        ---------       ---------       ---------       ---------       ---------

Operating Expenses
 Cost of Gas                                                                   --          36,032          (4,217)         31,815
 Cost of Merchandise                                                                        2,372                           2,372
 Operations                                                 1,086              --          21,341            (719)         20,622
 Depreciation                                               1,074                           6,825                           6,825
 Taxes, Other Than Income Taxes                               329               1           6,299                           6,299
                                                        ---------       ---------       ---------       ---------       ---------
    Total Operating Expenses                                2,489               1          72,869          (4,936)         67,933
                                                        ---------       ---------       ---------       ---------       ---------

Operating Income                                            5,007              57          19,412              --          19,412
                                                        ---------       ---------       ---------       ---------       ---------

Other Income and (Expense)
 Interest Expense                                          (1,844)             (2)         (5,661)            449          (5,212)
 Allowance for Borrowed Funds Used                                                             --
  During Construction                                          94                             190                             190
 Interest Income                                              438               9             984            (449)            535
 Income From Subsidiaries/Partnerships                                                     13,788         (13,788)             --
   Less Minority Interest                                      --                            (822)             --            (822)
                                                        ---------       ---------       ---------       ---------       ---------
    Total Other Income (Expense)                           (1,312)              7           8,479         (13,788)         (5,309)
                                                        ---------       ---------       ---------       ---------       ---------

Income Before Income Taxes                                  3,695              64          27,891         (13,788)         14,103
                                                        ---------       ---------       ---------       ---------       ---------

 Income Taxes                                                  --              24           5,265              --           5,265
                                                        ---------       ---------       ---------       ---------       ---------
Income Before Extraordinary Loss                            3,695              40          22,626         (13,788)          8,838

Extraordinary Loss on Early Extinguishment of Debt
  (Net of Income tax benefit of $808)                      (2,453)             --          (3,876)          2,453          (1,423)
                                                        ---------       ---------       ---------       ---------       ---------
Net Income                                              $   1,242       $      40       $  18,750       $ (11,335)      $   7,415

Retained Earnings at December 31, 1999                      6,024              74         105,882         (58,796)         47,086
Merger/Acquisition of Subsidiaries                                                        (15,803)         15,803              --
Dividends Paid/Capital Distributions                         (800)                        (11,395)          6,559          (4,836)
                                                        ---------       ---------       ---------       ---------       ---------
Retained Earnings at December 31, 2000                  $   6,466       $     114       $  97,434       $ (47,769)      $  49,665
                                                        =========       =========       =========       =========       =========